        As filed with the Securities and Exchange Commission on January 24, 2001
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                       --------------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           MAXWELL SHOE COMPANY INC.
            (Exact Name of Registrant as Specified in its Charter)


             Delaware                                      94-1672743
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)

                              101 Sprague Street
                                   PO Box 37
                         Readville (Boston), MA  02137
              (Address of Principal Executive Offices) (Zip Code)

                       AMENDED 1994 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                              Mr. Mark J. Cocozza
         Chairman of the Board, Chief Executive Officer and President
                           Maxwell Shoe Company Inc.
                              101 Sprague Street
                                   PO Box 37
                         Readville (Boston), MA  02137
                    (Name and Address of Agent for Service)

                                (617) 364-5090
         (Telephone Number, Including Area Code, of Agent for Service)
                                  Copies to:

                            JONATHAN K. LAYNE, ESQ.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                             Los Angeles, CA 90071
                                (213) 229-7000

=============================================================================================================================
                                               CALCULATION OF REGISTRATION FEE
=============================================================================================================================
    Title of Securities           Amount to Be          Proposed Maximum          Proposed Maximum     Amount of Registration
      to be registered           Registered (1)        Offering Price Per        Aggregate Offering            Fee (3)
                                                            Share(2)                 Price (2)
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par          600,000                  $11.65625                 $6,993,750               $1,748.44
 value $0.01 per share.
=============================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 19 which was $11.65625.
================================================================================

                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by Maxwell Shoe Company Inc., a Delaware corporation (the "Registrant"), for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the Maxwell Shoe Company Inc. 1994 Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 33-83438) filed on August 30, 1994, by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

     (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1999;

     (ii) The Registrant's Quarterly Reports on Form 10-Q for the Fiscal Quarters ended January 31, 2000, April 30, 2000, and July 31, 2000;

     (iii) The Registrant's Current Report on Form 8-K filed with the Commission on November 13, 2000;

     (iv) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (i) above; and

     (v) The description of the Class A Common Stock contained in the Registrant's Registration Statement on Form S-2 (Registration No. 333-48199), filed with the Commission on March 18, 1998, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
         --------

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

     The following exhibits are filed herewith:

Exhibit No.    Description
-----------    -----------

4.1 Maxwell Shoe Company Inc. 1994 Stock Incentive Plan, as amended August 30, 2000.

4.2* Form of Employee Non-Qualified Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

4.3* Form of Employee Incentive Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

4.4* Form of Non-Employee Director Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

4.5* Form of Restricted Stock Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

5              Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1           Consent of Ernst & Young LLP, Independent Auditors.

23.2           Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5).

24             Power of Attorney (contained on signature page hereto).

*    Incorporated by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Readville, State of Massachusetts, on this 29th day of December, 2000.

                              MAXWELL SHOE COMPANY, INC.


                              By:  /s/ MARK J. COCOZZA
                              --------------------------------------------
                                  Mark J. Cocozza
                                  Chairman of the Board, Chief Executive
                                  Officer and President

     Each person whose signature appears below constitutes and appoints Mark J. Cocozza and James J. Tinagero, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                   Title                              Date
-----------------------------------------  ---------------------------------------  ---------------------------
/s/Mark J. Cocozza                         Chairman of the Board, Chief Executive   December 29, 2000
-----------------------------------------
Mark J. Cocozza                            Officer and President
                                           (Principal Executive Officer)

/s/James J. Tinagero                       Executive Vice President and Secretary   December 29, 2000
-----------------------------------------
James J. Tinagero                          (Principal Financial Officer)

/s/Richard J. Bakos                        Vice President Finance and Chief         December 29, 2000
-----------------------------------------
Richard J. Bakos                           Financial Officer
                                           (Principal Accounting Officer)

/s/Maxwell V. Blum                         Director                                 December 29, 2000
-----------------------------------------
Maxwell V. Blum

/s/Stephen A. Fine                         Director                                 December 29, 2000
-----------------------------------------
Stephen A. Fine

/s/Malcolm L. Sherman                      Director                                 December 29, 2000
-----------------------------------------
Malcolm L. Sherman

/s/Anthony J. Tiberii                      Director                                 December 29, 2000
-----------------------------------------
Anthony J. Tiberii

                               INDEX TO EXHIBITS


Exhibit No.   Description
-----------   -----------

    4.1       Maxwell Shoe Company Inc. 1994 Stock Incentive Plan, as amended
              August 30 2000.
      5       Legal Opinion of Gibson, Dunn & Crutcher LLP.
   23.1       Consent of Ernst & Young LLP, Independent Auditors.
   23.2       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
     24       Power of Attorney (contained on signature page hereto).